Exhibit 99.1

BurgerFi Appoints Vivian Lopez-Blanco to its Board of Directors

PALM BEACH, FL – July 15, 2021 - BurgerFi International, Inc. (Nasdaq: BFI, BFIIW) (“BurgerFi” or the “Company”), one of the nation’s fastest-growing premium fast-casual concepts, has appointed Vivian Lopez-Blanco to its board of directors, effective July 14, 2021. Lopez-Blanco’s appointment follows the sudden passing of board member Steven Berrard announced on June 10, 2021. Lopez-Blanco has also been named as the chair of the audit committee and will be serving on the compensation committee and nominating governance committee.

Lopez-Blanco is an experienced board member and seasoned finance executive with expertise in organizational transformations and driving profitable growth. Currently, she serves as a board member of Jumptuit Health, Inc. and previously served as an advisory board member of BBVA, South Florida operations. Prior to her board positions, Lopez-Blanco served as the chief financial officer for Mednax, Inc. (NYSE: MD), a national medical group specializing in prenatal, neonatal and pediatric services. Before that, Lopez-Blanco was the chief financial officer for the Hispanic restaurants division of Carrols Corporation (Nasdaq: TAST), one of the largest restaurant franchisees in North America.

Early in her career, Lopez-Blanco spent several years at Arthur Andersen, an international accounting firm, progressing through different management roles and gaining deep experience in public company reporting. She holds a bachelor’s degree in accounting from Florida International University and is a certified public accountant.

“After an extensive search process to fill Steve’s position on our board and to lead our audit committee, we could not be happier to have Vivian join us,” said Ophir Sternberg, executive chairman of BurgerFi. “As BurgerFi embarks on its next chapter of growth and seeks to capitalize on its expansion plans, Vivian brings a wealth of knowledge to our board given her public-company expertise and proven track record leading organizations from a financial perspective through periods of growth. We are confident she will be a valuable asset to the board and look forward to the guidance she will provide.”

Commenting on her appointment, Lopez-Blanco stated: “I am extremely pleased to join the board of this dynamic concept with tremendous growth potential and collaborate alongside such a seasoned management team that contains proven veterans in the sector.”

The appointment of Lopez-Blanco to BurgerFi’s board of directors has satisfied the Nasdaq continued listing requirement discussed in the 8-K filed with the U.S. Securities and Exchange Commission on June 25, 2021.

About BurgerFi International (Nasdaq: BFI, BFIIW)

Established in 2011, BurgerFi is among the nation’s fastest-growing better burger concepts with approximately 120 BurgerFi restaurants domestically and internationally. The concept is chef-founded and is committed to serving fresh food of transparent quality. BurgerFi uses 100% American angus beef with no steroids, antibiotics, growth hormones, chemicals or additives. BurgerFi’s menu also includes high quality wagyu beef, antibiotic and cage-free chicken offerings, fresh, hand-cut sides and custard shakes and concretes. BurgerFi was named QSR Magazine’s Breakout Brand of 2020, Fast Casual’s 2021 #1 Brand of the Year, was named “Best Burger Joint” by Consumer Reports and fellow public interest organizations in the 2019 Chain Reaction Study, listed as a “Top Restaurant Brand to Watch” by Nation’s Restaurant News in 2019 and is included in Inc. Magazine’s Fastest Growing Private Companies List. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com. Download the BurgerFi App on iOS or Android devices for rewards and ‘Like’ BurgerFi on Facebook or follow @BurgerFi on Instagram and Twitter.

BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi.

Forward-Looking Statements

This press release may contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to BurgerFi’s estimates of its future business outlook, prospects or financial results. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2020 and those discussed in other documents we file with the Securities and Exchange Commission. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Investor Relations Contact:

Gateway Investor Relations

Cody Slach or Cody Cree

(949) 574-3860

BFI@GatewayIR.com

Company Contact:

BurgerFi International Inc.

IR@burgerfi.com

Media Relations Contact:

Quinn PR

Laura Neroulias, burgerfi@quinn.pr